Exhibit 10.1

SHARE EXCHANGE AGREEMENT

by and among

Dionics, Inc.

(a Delaware corporation),

Shangrao Bai Hua Zhou Industrial Co., Ltd.

and

the Shareholders of

Shangrao Bai Hua Zhou Industrial Co., Ltd.

Dated as of January 30, 2012

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of January 30, 2012, by and among Dionics, Inc, a Delaware corporation (“Dionics”), Shangrao Bai Hua Zhou Industrial Co., Ltd., a company incorporated in the People’s Republic of China (the “Company”), and the shareholders of the Company (the “Shareholders”), upon the following premises:

Preliminary Statement

Dionics is a publicly traded corporation quoted on the Over-The-Counter Bulletin Board (the “OTCBB”).

Dionics desires to acquire 100% of the issued and outstanding shares of the Company from the Shareholder in exchange for the issuance of an aggregate of 20,000,000 shares of the common stock of Dionics and 50,000 shares of the preferred stock of Dionics convertible into 467,250,000  shares of the common stock of Dionics, or convertible into such other number of shares of the common stock of Dionics so that the Shareholders will upon conversion of the Dionics preferred stock, together with the shares of common stock to be delivered pursuant hereto, hold 95.0% of the total shares of common stock of Dionics to be outstanding upon consummation of the exchange contemplated hereby  (collectively, the “Exchange Shares”) and the Shareholders are willing to exchange their shares of the Company in exchange for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”). On the Closing Date (as defined in Section 4.05), the Company will become a wholly-owned subsidiary of Dionics.

The boards of directors of Dionics and the Company have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their respective shareholders.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to Dionics to consummate the Exchange, the Company and the Shareholders represent and warrant that except as set forth in the schedules of exceptions to the representations of the Company annexed hereto (the “Company Schedules”) the following statements will be true and correct as of the Closing Date(as hereinafter defined):

Section 1.01 Organization.  The Company is duly incorporated, validly existing, and in good standing under the laws of the People’s Republic of China (“PRC”) and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities, to carry on its business in all material respects as it is now being conducted.  Prior to the Closing Date (as hereinafter defined) the Company will deliver to Dionics complete and correct copies of the memorandum of association and articles of association of the Company as in effect on the date hereof, as well as a true and correct copy of the Business Registration Certificate of the Company.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Company’s memorandum of association or articles of association.  The Company has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement.  The Company has full power, authority, and legal capacity and prior to the Closing Date will have taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Issued and Outstanding Shares.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Variable Interest Entity Structure.  Prior to the Closing Date, the ownership and control of the Company will be changed to a variable interest entity (“VIE”) structure which will include the establishment of a wholly foreign owned enterprise (“WFOE”) which will enter into a series of agreements (the “VIE Agreements”) pursuant to which the WFOE will control the business and operations of the Company and have the right to acquire all of the capital stock or assets of the Company, as fully set forth in the VIE Agreements (the “VIE Structure”).

Section 1.04 Financial Statements.

(a)  Prior to the Closing Date, the Company will deliver to Dionics audited financial statements of the Company for each of the two years ended December 31, 2010 and 2011, together with the opinion with respect thereto of a recognized independent certified public accountant, together with such other unaudited interim financial statements as are necessary for Dionics to fill its reporting obligations as required by Form 8-K (the “Financial Statements”).  All such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present in all material respects the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company as of the dates and for the periods presented therein.

(b)  The Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c)  The books and records, financial and otherwise, of the Company are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(d)  The Company will have no liabilities (whether absolute, accrued, contingent, known or unknown or otherwise), claims, obligations or other liens, except as disclosed on the balance sheets included in the Financial Statements.  Schedule 1.04 sets forth, separately, (a) a true, correct and complete list of all outstanding loans, lines of credit and other indebtedness incurred by the Company, inclusive of any outstanding loans, lines of credit and other indebtedness incurred by the Company, the repayment obligations for which are secured by any of the Company’s assets and (b) with respect to each loan described in the foregoing clause, the amounts due thereunder as of the date hereof.

Section 1.05 Taxes. The Company has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or is properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all taxes shown to be due on such tax returns.  There are no liens for taxes upon the assets of the Company except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith.  The Company has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled.  There have been no waivers of statutes of limitations by the Company with respect to any tax returns.  The Company has not filed a request with any taxing authority for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business.  The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due that is currently in effect.

Section 1.06  No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants, and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

Section 1.07 Options or Warrants.  There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

Section 1.08 Absence of Certain Changes or Events.  Prior to the Closing Date:

(a)  There will not have been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Company since the date of the most recent balance sheet included in the Financial Statements;

(b)  Except as otherwise contemplated herein, subsequent to the date hereof, the Company will not (i) amend its memorandum of association or articles of association; (ii) declare or make, or agree to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem, or agree to purchase or redeem, any of its shares; (iii) make any material change in its method of management, operation or accounting, (iv) enter into any other material transaction other than sales in the ordinary course of its business; or (v) make any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)  The Company will not (i) grant or agree to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrow or agree to borrow any funds or incur, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sell or transfer, or agree to sell or transfer, any of its assets, properties, or rights or cancel, or agree to cancel, any debts or claims; or (iv) issue, deliver, or agree to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.09 Litigation and Proceedings.  There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

The Company does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10  Contracts.

(a)  All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  the Company is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been disclosed to Dionics prior to the date hereof.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement, (ii) involves aggregate obligations of at least one hundred thousand dollars ($100,000) and which cannot be terminated by the Company on notice of no more than thirty days at a cost of no more than $50,000;

(b)  All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)  Except as included or described in the Company Schedule 1.10 or reflected in the most recent Company balance sheet included in the Financial Statements, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company, which, in each case cannot be terminated by the Company on notice of no more than thirty days at a cost of no more than $50,000

Section 1.11 No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 1.12 Compliance With Laws and Regulations.   (a)   To the best of its knowledge, the Company has complied with all applicable statutes and regulations of the PRC and of each locality located within such territory and of each governmental entity or agency of such territory, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability for the Company.

(a)  Prior to the Closing Date, all material consents, approvals, authorizations or licenses requisite under appropriate law for the due and proper establishment and operation of the VIE Structure will have been duly obtained from the relevant governmental authorities and will be in full force and effect.

Section 1.13 Approval of Agreements.  The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this

Agreement and the transactions contemplated hereby, and has recommend to the Shareholders that the Exchange be accepted.

Section 1.14 Valid Obligation.  This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section  1.15  No Brokers. The Company has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

Section 1.16  Disclosure.  All disclosure provided to Dionics regarding the Company, its business and the transactions contemplated hereby, including the Company Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Dionics has not made, nor is Dionics making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.  In the event that the Company Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

The Shareholders hereby represents and warrants, severally and solely, to Dionics as follows.

Section 2.01 Good Title.  Each of the Shareholders is the record and beneficial owner, and has good title to the shares of the Company owned by such Shareholder (“Company Shares”), with the right and authority to sell and deliver such Company Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Dionics as the new owner of such Company Shares in the share register of the Company, Dionics will receive good title to such Company Shares, free and clear of all liens.

Section 2.02 Power and Authority. Each of the Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform such Shareholder’s obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholders in accordance with the terms hereof.

Section 2.03 No Conflicts.  The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws;

(b) will not violate any laws applicable to the Shareholder and (c) will not violate or breach any contractual obligation to which the Shareholders are a party.

Section 2.04 No Brokers. None of the Shareholders has retained any broker or finder in connection with any of the transactions contemplated by this Agreement, nor has any Shareholder incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

Section 2.05 Acquisition of Exchange Shares for Investment.

(a) Each Shareholder is acquiring the Exchange Shares for investment for such Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Shareholder further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each Shareholder represents and warrants that such Shareholder (i) can bear the economic risk of such Shareholder’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of the investment in Dionics and its securities.

(c) Each Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to Dionics prior to Closing as may be requested by Dionics to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f) Each Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Dionics and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Shareholder under Regulation D has been furnished to such Shareholder by Dionics.  To the full satisfaction of each Shareholder, he has been furnished all materials that he has requested relating to Dionics and the issuance of the Exchange Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of Dionics’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Dionics set forth in this Agreement, on which each of the Shareholders have relied in making an exchange of his shares Company Shares for the Exchange Shares.

(g) Each Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Dionics’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h) The Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of Shareholder under this Section 2.06 shall survive the Closing for the period set forth in Section 8.11.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DIONICS

As an inducement to, and to obtain the reliance of the Company and the Shareholders, except as set forth in the schedules of exceptions to the representations of Dionics annexed hereto (the “Dionics Schedules”), Dionics represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 3.01 Organization.  Dionics is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Dionics has made available to the Company or there has been available on EDGAR complete and correct copies of the certificate of incorporation and bylaws of Dionics as in effect on the date hereof (the “Articles”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Dionics’s Articles.  Dionics has taken all action required by law, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Dionics has full power, authority, and legal right and has taken all action required by law, its Articles, or otherwise to consummate the transactions herein contemplated.

Section 3.02 Capitalization.

(a) Dionics’s authorized capitalization consists of 50,000,000 shares of common stock, par value $0.01 per share, of which 25,797,834  shares are issued and outstanding less 164,544 held in treasury, and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which have been issued or are outstanding.   All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Except as contemplated by Section 7.12 hereof, as of the date hereof and the Closing Date, no shares of Dionics’s common stock are or will be reserved for issuance upon the exercise of outstanding options to purchase the common stock; no shares of common stock are or will be reserved for issuance upon the exercise of outstanding warrants to purchase shares of Dionics common stock; and no shares of common stock are or will be reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities except as otherwise contemplated by this Agreement.  All outstanding shares of Dionics common stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Dionics, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Dionics Schedule 3.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Dionics is a party or by which it is bound obligating Dionics to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Dionics or obligating Dionics to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue shares of Dionics common stock, except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 3.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Dionics is a party or by which it is bound with respect to any equity security of any class of Dionics, and there are no agreements to which Dionics is a party, or which Dionics has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 3.03 Subsidiaries and Predecessor Corporations.   Except as disclosed in the Dionics SEC Reports, as defined below, Dionics does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section  3.04 SEC Filings; Financial Statements.

(a) Dionics has made available to the Company or there has been available on EDGAR, correct and complete copies of each report, registration statement and definitive proxy statement filed by Dionics with the SEC since January 1, 2010 (the “Dionics SEC Reports”), which are all the forms, reports and documents required to be filed by Dionics with the SEC since January 1, 2010. As of their respective dates, the Dionics SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Dionics SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Included in the Dionics SEC Reports are (i) the audited balance sheet of Dionics as of December 31, 2009 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2009, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto; (ii) the audited balance sheet of Dionics as of December 31, 2010 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2010, together with the notes to such statements and the opinion of its independent certified public accountants, with respect thereto; and (iii) the unaudited balance sheets of Dionics as of September 30, 2010 and September 30, 2011 and the related unaudited statements of operations and cash flows for the nine months ended September 30, 2010 and September 30, 2011, together with the notes to such statements.

(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the Dionics SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Dionics at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a  material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of Dionics, taken as a whole (“Material Adverse Effect”).

The Dionics balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Dionics.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Dionics had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Dionics, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles. All of Dionics’s assets are reflected on its financial statements, and, except as set forth in the Dionics Schedules or the financial statements of Dionics or the notes thereto, Dionics has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise;

(d) Dionics has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;   and

(e) The books and records, financial and otherwise, of Dionics are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 3.05

Taxes.  Dionics has: (i) timely filed with the appropriate taxing authorities all tax returns required to be filed by or with respect to its business, or are properly on extension and all such duly filed tax returns are true, correct and complete in all material respects; and (ii) timely paid in full or made adequate provisions for on its balance sheet (in accordance with GAAP) all Taxes shown to be due on such tax returns.  There are no liens for taxes upon the assets of Dionics except for statutory liens for current taxes not yet due and payable or which may thereafter be paid without penalty or are being contested in good faith.  Dionics has not received any notice of audit, is not undergoing any audit of its tax returns, and has not received any notice of deficiency or assessment from any taxing authority with respect to liability for taxes which has not been fully paid or finally settled.  There have been no waivers of statutes of limitations by Dionics with respect to any tax returns.  Dionics has not filed a request with the Internal Revenue Service for changes in accounting methods within the last three years which change would affect the accounting for tax purposes, directly or indirectly, of its business.  Dionics has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

Section 3.06 No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by Dionics to arise, between the accountants, and lawyers formerly or presently employed by Dionics and Dionics is current with respect to any fees owed to its accountants and lawyers, except as set forth in Schedule 3.06 hereto.

Section 3.07 Options or Warrants.   Except as set forth in the Dionics SEC Reports, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Dionics.

Section   3.08 Absence of Certain Changes or Events.  Since September 30, 2011 and except as set forth in Schedule 3.08 hereto:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Dionics or (ii) any damage, destruction or loss to Dionics (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Dionics;

(b) Dionics has not (i) amended its Articles except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Dionics; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) Dionics has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Dionics balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Dionics; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)  Dionics has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Dionics.

Section 3.09 Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Dionics, threatened against Dionics, or affecting Dionics or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Dionics Schedule 3.09.  Dionics is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section  3.10 Contracts.  Except as set forth in Schedule 3.10 hereto:

(a) Dionics is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) Dionics is not a party to or bound by, and the properties of Dionics are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Dionics is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Dionics.

Section 3.11 No Conflict With Other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Dionics is a party or to which any of its assets, properties or operations are subject.

Section 3.12 Compliance With Laws and Regulations.  Dionics has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.13  Approval of Agreement.  The Board of Directors of Dionics has authorized the execution and delivery of this Agreement by Dionics and has approved this Agreement and the transactions contemplated hereby.

Section 3.14 Material Transactions or Affiliations.  Except as set forth in Schedule 3.14 hereto and in the Dionics SEC Reports, there exists no contract, agreement or arrangement between Dionics and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Dionics to own beneficially, 5% or more of the issued and outstanding common shares of Dionics and which is to be performed in whole or in part after the date hereof or was entered into since January 1, 2009.  Neither any officer, director, nor 5% Shareholders of Dionics has, or has had since inception of Dionics, any known interest, direct or indirect, in any such transaction with Dionics which was material to the business of Dionics.  Dionics has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 3.15 Bank Accounts; Power of Attorney.  Set forth in Schedule 3.15 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Dionics within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Dionics, (b) all safe deposit boxes and other similar custodial arrangements maintained by Dionics within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Dionics or who are otherwise authorized to act on behalf of Dionics with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 3.16  Valid Obligation.  This Agreement and all agreements and other documents executed by Dionics in connection herewith constitute the valid and binding obligation of Dionics, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.17  Exchange Act Compliance.  Dionics is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the Dionics common stock has been registered under Section 12(g) of the Exchange Act, and Dionics is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Dionics.

Section 3.18  No Brokers.  Dionics has not retained any broker or finder in connection with any of the transactions contemplated by this Agreement, and Dionics has not incurred or agreed to pay, or taken any other action that would entitle any person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the transactions contemplated by this Agreement.

Section 3.19  Disclosure.  All disclosure provided to the Shareholders regarding Dionics, its business and the transactions contemplated hereby, including the Dionics Disclosure Schedules to this Agreement, furnished by or on behalf of Dionics with respect to the representations and warranties made herein are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  Dionics acknowledges and agrees that the Shareholders have not made, nor are the Shareholders making, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.  In the event that the Dionics Disclosure Schedules are not delivered contemporaneously with the execution of this Agreement, they shall be delivered as soon as practicable prior to the Closing Date.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Shareholders, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of the Company set forth on Schedule 4.01 attached hereto, constituting all of the shares of the Company held by such Shareholder and, in the aggregate, 100% of the issued and outstanding shares of the Company.  In exchange for the transfer of such securities by the Shareholders,  Dionics shall issue to the Shareholders, their affiliates or assigns, a total of 20,000,000 shares of Dionics common stock and 50,000 shares of Dionics preferred stock, each share of preferred stock being convertible into 9,345 shares of Dionics common stock or into such other number of shares of the Dionics common stock so that the Shareholders will upon conversion of the Dionics preferred stock, together with the shares of common stock to be delivered pursuant hereto, hold 95.0% of the total shares of common stock of Dionics to be outstanding upon consummation of the exchange contemplated hereby (the “Shareholder Percentage Ownership”), and having the rights and preferences in the Certificate of Designation to be filed with the Secretary of State of the State of Delaware in accordance with Section 7.06 hereof.  At the Closing Date, each of the Shareholders shall, on surrender of their certificate or certificates representing his Company Shares to Dionics or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares as set forth in Schedule 4.01 hereto. The Shareholders acknowledge that the distribution of Dionics’s shares among them is not proportional to their holdings in the Company, but has been determined by agreement among them and that those who are receiving more than their proportionate share are compensating those who are receiving less than their proportionate share.

Section 4.02.  Adjustment in the Number of Shares.   (a) Notwithstanding Section 4.01, if the Net Income of the Company is less than $10,000,000 USD for the year ended December 31, 2011, then the number of Exchange Shares to be issued to the Shareholders shall be reduced to such number of Exchange Shares which reduces the Shareholder Percentage Ownership by one (1.0%) percent for every $1,000,000 (or portion thereof) by which the Net Income is less than $10,000,000 (referred to as the “Shortfall”).  For example, if the Shortfall is $1,000,000, the Shareholders shall receive such number of Exchange Shares which equals a Shareholder Percentage Ownership of 94.0% instead of 95.0% as provided for in Section 4.01.

(b) For purposes of this Agreement, the term “Net Income” shall mean the income from operations after income taxes, before taking into account any extraordinary events, of the Company for the twelve month period ended December 31, 2011, in accordance with the methods used to determine the Company’s  net income as reflected in the Financial Statements referenced in Section 1.04.

Section 4.03  Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on or before such date which is ninety (90) from the execution of this Agreement, or such other date as the parties shall agree.. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Exchange being met.

Section 4.04 Closing Events.  At the Closing, Dionics, the Company and the Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05 Termination.  This Agreement may be terminated by the Board of Directors of the Company or Dionics only in the event that the Company or Dionics, as the case may be, does not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V

COVENANTS OF THE PARTIES

The parties hereby agree that:

 Section 5.01  Public Status.  Dionics shall make any and all required filings under the Exchange Act so that it remains a reporting company under the Exchange Act and so that its Common Stock continues to be a publicly-traded security for a period of at least 24 months from the Closing Date.  Dionics shall, to the best of its ability, take all action necessary to insure that its Common Stock continues to be quoted on the OTCBB or a substantially equivalent electronic trading system.

Section 5.02  Public Announcements.  Except as required by applicable law, Dionics, the Company and the Shareholders shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

Section 5.03  Notices of Certain Events.  In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other party hereto of:

(a)

any notice or other communication from any person alleging that the consent of such person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b)

any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

(c)

any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or that relate to the consummation of the transactions contemplated by this Agreement.

Section 5.04    Access to Information.  Following the date hereof, until consummation of all transactions contemplated hereby, Dionics shall give to the Shareholders, their counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of Dionics as the Shareholders and their representatives may reasonably request.  Likewise, following the date hereof, until consummation of all transactions contemplated hereby, the Company shall give to Dionics, its counsel, financial advisers, auditors and other authorized representatives reasonable access to the offices, properties, books and records, financial and other data and information of the Company as Dionics and its representatives may reasonably request.

Section 5.05   Dionics’ Business and the Company’s Business.  Except for transactions contemplated by this Agreement, neither Dionics nor the Company will, without the prior written consent of the other, (i) make any material change in the type or nature of its business, or in the nature of its operations, (ii) create or suffer to exist any debt, other than that currently in existence or undertaken to complete projects ongoing or to meet short term working capital needs, (iii) issue any capital stock or (iv) enter into any new agreements of any kind or undertake any new obligations or liabilities likely to have a material impact on its business.

Section 5.06   Consents of Third Parties.  Each of the parties will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the other parties reasonably may request in connection with this Agreement.  Each of the parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

Section 5.09   No Solicitations.  From and after the date of this Agreement until the  later of the Closing, sixty days after the date hereof or termination of this Agreement pursuant to Section 8.01, the Company will not, nor will it permit any of its officers, directors or agents acting on its behalf to: (a) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity other than Dionics, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with the Company, relating to the acquisition, sale or transfer of any of the capital stock of the Company or any material part of the assets of the Company; (b) offer to sell or transfer any of the capital stock of the Company or any material part of the assets of the Company to any person other than Dionics and/or other person(s) or entities who participate as investors or co-investors with Dionics; or (c) disclose financial or other information relating to the company other than in the ordinary course of business to any person or entity other than Dionics, Dionics’ agents and representatives, and other person(s) or entities for purposes of soliciting their participation as investors or co-investors with Dionics, except with the written consent of Dionics.  The Company acknowledges and agrees that the legal remedies available to Dionics in the event the Company violates any of the foregoing covenants would be inadequate and that Dionics shall be entitled to specific performance, injunctive relief and other equitable remedies in the event of any such violation.  The Company will immediately notify Dionics regarding any contact between the Company, any of its directors, officers, employees, agents or representatives and any other person regarding any offer, proposal or inquiry during this exclusivity period.

Section 5.10.  Audited Financial Statements.  The Shareholders shall cause the Company to deliver to Dionics no later than ninety (90) days following the execution of this Agreement, the Financial Statements of the Company contemplated by Section 1.04 hereof.

Section 5.11  Loan.  Within fourteen (14) calendar days of the execution of this Agreement, the Company shall have loaned $200,000 to Dionics, which loan shall be due and payable in a lump sum one year from the date of the loan, shall bear interest at a rate of 5% per annum, shall be secured by a pledge of 2,000,000 shares of the common stock of Dionics and shall be non-recourse with the holder’s recovery against Dionics or the Acquisition Entity (as defined below) for failure to pay any amount owing under the loan limited solely to the 2,000,000 shares pledged and based upon the market price of the shares of common stock of Dionics on the date of the loan.

Section 5.12   Transfer of Current Business.  Dionics shall transfer and assign to an entity created by Bernard Kravitz (the “Acquisition Entity”) all of the assets of Dionics as of the instant immediately after the consummation of this Agreement, including any and all claims Dionics may have as of the Closing Date along with any net operating loss carryforward to the extent permitted by law.  In consideration of such transfer, the Acquisition Entity shall assume all of the liabilities of Dionics as of the instant immediately prior to the consummation of this Agreement, inclusive of the Loan provided for in Section 5.11 hereof and expenses accrued by Dionics in connection with the negotiation, documentation and consummation of this Agreement, and Bernard Kravitz shall release the obligations referred to in Section 7.06(a), provided, however, that prior to the Closing Date, (i) Bernard Kravitz shall convert his demand notes owing from Dionics (which as of the date hereof are in the aggregate principal amount of $104,000) into 2,000,000 shares of the common stock of Dionics, and (ii) counsel to Dionics shall convert a portion of his outstanding legal fees into 250,000 shares of the common stock of Dionics.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF DIONICS

The obligations of Dionics under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants.  Each of the representations and warranties made by the Company and the Shareholders shall be true and correct in all material respects as of the Closing Date as if made on such date.  The Company and each Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.  Dionics shall be furnished with a certificate, signed by a duly authorized executive officer of the Company and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of the Company since the date of this Agreement.

Section 6.02 No Governmental Prohibition.   No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.03  Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.04 Other Items. Dionics shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Dionics may reasonably request.

Section 6.05  Loan.  Dionics shall have received the Loan referred to in Section 5.11 hereof.

Section 6.06   Transfer of Current Business.  The transfer all of the assets of Dionics shall have been completed as contemplated by Section 5.12 hereof.

Section 6.07  Schedules and Other Information.  The Company shall have delivered to Dionics the Financial Statements of the Company contemplated by Section 1.04, the Company Disclosure Schedules required hereunder, and other books and records reasonably requested in connection with Dionics’ due diligence investigation of the Company, and there shall have been no disclosure in any financial statements or any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of Dionics does or may have a materially adverse effect on the value of the business of the Company or on its assets, properties or goodwill.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

AND THE SHAREHOLDERS

The obligations of the Company and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants. Each of the representations and warranties made by Dionics shall be true and correct in all material respects as of the Closing Date as if made on such date.  Dionics shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.  The Shareholders shall be furnished with a certificate, signed by a duly authorized executive officer of Dionics and dated the Closing Date, confirming (i) the statements made in the two preceding sentences and (ii) that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or conditions of Dionics since the date of this Agreement.

Section 7.02 No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.03 Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Dionics after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.04  Board of Directors Resolutions.  The Shareholders shall have received executed resolutions of the Board of Directors of Dionics approving this Agreement and the transactions contemplated herein.

Section 7.05 Officers and Directors.   The officers and directors of Dionics shall have resigned from such positions effective immediately prior to Closing and the Company’s designees for such positions shall have been duly appointed; provided, however, one or more of the current directors of Dionics designated by the Company shall remain in office until the expiration of ten days after Dionics files with the Commission, and mails to its stockholders of record, an Information Statement pursuant to Rule 14f-1 of the Exchange Act.

Section 7.06

Release.  Dionics shall have received a general release from Bernard Kravitz of any claim he might have against Dionics arising out of or related to any contract, action, failure to act, matter or claim occurring on or prior to the Closing Date, including, without limitation, (i) any obligation to purchase shares of Dionics upon the failure of CML to purchase such shares in accordance with the Put Option contained in the agreement entered into on October 30, 2009 (the “Put Agreement”), (ii) any promissory note, Employment Agreement or deferred compensation agreement between Mr. Kravitz and Dionics and (iii) the agreement between Mr. Kravitz and Dionics with respect to his right to serve as or otherwise designate any individual to the Board of Dionics;

Section 7.07 Other Items.   The Company shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as the Company may reasonably request.

Section 7.08  Certificate of Designation. Dionics shall have filed a Certificate of Designation creating a series of preferred stock consisting of 50,000 shares, each of which shall be convertible into 9,345 common shares of Dionics or such other number of shares of common stock as contemplated by Section 4.01 and Section 4.02 hereof and having such rights and privileges as are set forth in the form of Certificate of Designation agreed upon by the parties.

Section 7.09   Pledge Agreement.  Kravitz shall have pledged 2,000,000 shares of Dionics as security for the obligation to repay the loan referred to in Section 6.05 pursuant to an agreement in form and substance mutually acceptable to Kravitz and the Company.

Section 7.10   Put Agreement.  Kravitz, CML and Dionics shall have terminated the Put Agreement pursuant to an agreement in form and substance reasonably satisfactory to the Company.

Section 7.11

Schedules and Other Information.  Dionics shall have delivered to the Company the Dionics Disclosure Schedules required hereunder, and other books and records reasonably requested in connection with the Company’s due diligence investigation of Dionics, and there shall have been no disclosure in any schedule delivered after the date of execution and delivery of this Agreement, or the documents described therein, or in any disclosure provided in connection with such due diligence investigation, which in the reasonable opinion of the Company does or may have a materially adverse effect on the value of the business of Dionics or on its assets, properties or goodwill.

ARTICLE VIII

TERMINATION

Section 8.01  Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written consent of Dionics and the Company;

(b)

by either the Company or Dionics if the Closing shall not have occurred on or before such date which is ninety (90) days from the date of the execution of this Agreement (unless the failure to consummate the transactions by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement which, in the case of the Company would include the failure of any Shareholder);

(c)

by Dionics if the Company shall have failed to provide the loan provided for in Section 5.11 hereof within fourteen (14) days of the signing of this Agreement, which breach is not cured within three (3) business days thereafter;

(d)

by Dionics if: (i) the Company or a Shareholder shall have failed to timely comply in any material respect with any of the other covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of the Company or the Shareholders contained in this Agreement shall have been materially false when made or on and as of the Closing Date; or

(e)

by the Company if: (i) Dionics shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of Dionics contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

Section 8.02  Effect of Termination.  In the event of the termination of this Agreement pursuant to this Article 8, all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.  Upon termination of this Agreement for any reason, each of the parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other party’s business, operations and legal affairs, including any copies made of any such documents or information.

Section 8.03  Indemnification

(a)

The Company and each Shareholder shall indemnify and hold Dionics harmless, and shall reimburse Dionics for, any loss, liability, claim, damage, expense, including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees (collectively, “Damages”), arising from or in connection with: (i) any inaccuracy in any of the representations and warranties of the Company and Shareholders contained herein or in any certificate delivered by the Company or a Shareholder pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by the Company or any Shareholder to perform or comply with any provision of this Agreement.

(b)

Dionics shall indemnify and hold the Shareholders harmless, and shall reimburse the Shareholders for any Damages arising from: (i) any inaccuracy in any of the representations and warranties of Dionics in this Agreement or in any certificate delivered by Dionics pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by Dionics to perform or comply with any provision of this Agreement.

Section 8.4  Procedure for Indemnification.  Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby.  In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action: (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause; (ii) no adverse effect on any other claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld); and (c) the indemnified party will reasonably cooperate with the indemnifying party in the defense of such action.  If notice is given to an indemnifying party of the commencement of any action and it does not, within fifteen days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party.  Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE IX

MISCELLANEOUS

Section 8.01 Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.02 Notices.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company or any Shareholder to:

Shangrao Bai Hua Zhou Industrial Co., Ltd.

No. 8 Xin Yang Road

Shangrao City, Jiangxi Province, China

Telecopier:

If to Dionics to:

Dionics, Inc.

65 Rushmore Street

Westbury, New York 11590

Attention: Bernard L. Kravitz, President

Telecopier: (516) 997-997-7479

With copies to (which shall not constitute notice):

Kaye Cooper Fiore Kay & Rosenberg, LLP

30A Vreeland Road, Suite 230

Florham Park, New Jersey 07932

Attention: David M. Kaye, Esq.

Telecopier: (973) 443-0609

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy, and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.03 Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.04 Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.05 Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.06 Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.07 Third Party Beneficiaries.  This contract is strictly between Dionics and the Company, and, except as specifically provided, no director, officer, stockholder (other than the Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.08 Expenses.  Whether or not the Exchange is consummated, each of Dionics and the Company will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.09 Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.10 Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 8.11 Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.12 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  This Agreement may by amended only by a writing signed by all parties hereto.

Section 8.13 Best Efforts.   Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 8.14  Rule 144.  For a period of at least two years from the Closing date, the Company shall cause Dionics to continue to file in a timely manner all required reports pursuant to the Exchange Act.  Additionally, the Company shall cause Dionics to promptly comply with any request of any current stockholder of Dionics to sell any shares of the common stock pursuant to Rule 144 subject to the receipt of appropriate paperwork.

Section 8.15  Anti-Dilution.   For purposes hereof, the owners of the shares of Dionics outstanding after giving effect to the transaction contemplated by this Agreement other than the Shareholders are referred to as the “Residual Holders”.  In the event Dionics shall sell or issue any shares of common stock of Dionics, or issue any options, warrants, convertible securities or other rights to acquire Dionics common stock, to any party following the Closing Date and during such period ending one year from the date thereof (the “Anti-Dilution Period”), Dionics will, and the Company shall cause Dionics to, issue additional shares of common stock to the Residual Holders.  The number of additional shares of common stock to be issued to the Residual Holders shall be equal to the number of shares of common stock which are issued during the Anti-Dilution Period and the number of shares of common stock to be acquired upon exercise or conversion of any options, warrants, convertible securities or other rights issued during the Anti-Dilution Period (collectively, the “Additional Securities”), multiplied by a fraction the numerator of which shall be the number of Additional Securities issued during the Anti-Dilution Period and the denominator of which is the number of shares outstanding on the Closing Date (assuming the conversion of the Dionics preferred stock).

Section 8.16  Representation by Counsel.  Each of the parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same and has done so to the extent each has deemed necessary.  The parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the party drafting such document shall not apply.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

Dionics, Inc.

By:	/s/ Bernard L. Kravitz
Name: Bernard L. Kravitz Title: President

Shangrao Bai Hua Zhou Industrial Co., Ltd.
By:	/s/ Xiao Ling Li
Name: Xiao Ling Li
Title: Chairman

Shareholders:
/s/ Xiao Ling Li
Xiao Ling Li